Registration No. ________
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                          ----------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                          ----------------------------------

                                MARKETSPAN CORPORATION
                (Exact Name of Registrant as Specified in its Charter)
                          ----------------------------------

            NEW YORK                                           11-3431358
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                175 East Old Country Road, Hicksville, New York 11801
                       (Address of principal executive office)
            Issuer's telephone number including area code: (516) 755-6650
                          ----------------------------------

                        EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                               (Full Title of the Plan)
                          ----------------------------------

       CRAIG G. MATTHEWS, Executive Vice President and Chief Financial Officer
                175 East Old Country Road, Hicksville, New York 11801
                                    (516) 755-6650
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                          ----------------------------------

      Approximate date of commencement of proposed public offering: From time to time after the Registration Statement becomes effective.

                             ----------------------------

                            CALCULATION OF REGISTRATION FEE

                                                                PROPOSED
                                                                MAXIMUM              PROPOSED              AMOUNT OF
                                             AMOUNT TO BE       OFFERING PRICE       MAXIMUM AGGREGATE     REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED         PER SHARE*           OFFERING PRICE*       FEE
------------------------------------         ----------         ----------           ---------------       ---

Common Stock, par value $0.01                750,000 Shares     $35.00 per share     $26,250,000           $7,743.75
share
=============================                =============      ================     =================     =============

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), on the basis of the estimated maximum aggregate offering price of the registrant's common stock.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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



P R O S P E C T U S

MARKETSPAN CORPORATION
EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

      Under the Employee Discount Stock Purchase Plan (the "Plan"), eligible employees of MarketSpan Corporation or its wholly-owned subsidiaries (collectively, the "Company") may purchase shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at a discount pursuant to the terms and conditions hereinafter set forth.

      The Plan is subject to the approval of shareholders of the Company, which approval is expected to be obtained at the next annual meeting of shareholders. The Common Stock to be issued under the Plan will be listed on the New York Stock Exchange and the Pacific Stock Exchange.

                      ----------------------------------

      This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. It is suggested that this document be retained for further reference.

      This Prospectus relates to 750,000 shares of the Company's Common Stock available for purchase under the Plan pursuant to the Registration Statement of which this Prospectus is a part.

                      ----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ----------------------------------


                 The date of this Prospectus is May 28, 1998.

                             AVAILABLE INFORMATION

       Additional supplementary information with respect to the Common Stock and the Plan may be provided in the future to Plan participants by means of Appendices or Supplements to this Prospectus and documents incorporated herein by reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Information as of particular dates concerning Directors and Officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the SEC. Such reports, proxy statements and other information, once filed, can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company, once filed. In addition, certain securities of the Company are listed on the New York Stock Exchange and the Pacific Stock Exchange where reports, proxy statements and other information concerning the Company may be inspected.

      Additional information regarding the Company and the Plan is contained in the Registration Statement of which this Prospectus is a part and the exhibits relating thereto filed with the SEC under the Securities Act of 1933. For further information pertaining to the Company and the Plan, reference is made to the Registration Statement, and the exhibits thereto, which may be inspected without charge at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the SEC at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the SEC pursuant to the Exchange Act:

      1. Long Island Lighting Company's ("LILCO") Annual Report on Form 10-K/A, for the year ended December 31, 1996.

      2. LILCO's Transition Report on Form 10-Q for the period January 1, 1997 to March 31, 1997, and its Quarterly Reports on Form 10-Q for the periods ended December 31, 1997, September 30, 1997 and June 30, 1997.

      3. LILCO's Current Reports on Form 8-K, dated April 24, 1998, December 31, 1997, July 3, 1997, March 24, 1997, February 25, 1997 and
            December 30, 1996.

      4. KeySpan Energy Corporation's ("KeySpan") Annual Report on Form 10-K, for the year ended September 30, 1997.

      5. KeySpan's Quarterly Reports on Form 10-Q, for the periods ended March 31, 1998 and December 31, 1997.

      6. KeySpan's Current Reports on Form 8-K, dated April 24, 1998, December 19, 1997 and September 29, 1997.

      7. The Brooklyn Union Gas Company's ("Brooklyn Union") Quarterly Reports on Form 10-Q, for the periods ended March 31, 1997 and June 30, 1997.

      8. Brooklyn Union's Current Reports on Form 8-K, dated September 19, 1997, March 31, 1997, February 24, 1997 and December 30, 1996.

      All documents filed by the Company, LILCO and KeySpan with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and (i) with respect to the Company and KeySpan, prior to the termination of this offering, and (ii) with respect to LILCO, up to and including the date upon which the transaction with the Long Island Power
Authority ("LIPA") was consummated, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS AND EXHIBITS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. Exhibits not specifically incorporated herein by reference will be furnished upon payment of 25 cents per page. Requests for such copies should be directed to Investor Relations, MarketSpan Corporation, 175 East Old Country Road, Hicksville, New York 11801, telephone number (516) 545-4914.

      The Company also undertakes to provide, without charge, to each employee to whom this Prospectus is sent or given, upon such employee's request, a copy of its Annual Report to shareholders for its last fiscal year. Requests for such copies should be directed to Investor Relations, MarketSpan Corporation, 175 East Old Country Road, Hicksville, New York 11801, telephone number (516) 545-4914.

                            DESCRIPTION OF THE PLAN

      The following is a question and answer explanation of the Plan. The complete text of the Plan may be inspected at the Company's principal executive offices, 175 East Old Country Road, Hicksville, New York, or by calling (516) 755-6650.

1.    WHAT IS THE PURPOSE OF THE PLAN?

      The Plan enables employees of the Company and its wholly owned subsidiaries to buy Common Stock of the Company each calendar month at 95% of the average of the high and low sales prices (the "Purchase Price") for such shares on the last day of the month on which shares are traded on the New York Stock Exchange.

2.    WHEN DID THE PLAN BEGIN?

      The Plan was adopted by the Board of Directors of the Company on May 26, 1998 and is subject to the approval of the shareholders of the Company at the next annual meeting of shareholders. The Plan becomes effective on June 1, 1998 and enables eligible employees (see Question 4) to purchase Common Stock on the first business day of each calendar month, commencing on June 1, 1998 for former eligible KeySpan employees and KeySpan's wholly owned subsidiaries and July 1, 1998 for former eligible LILCO employees. (See Question 7.)

3.    WHEN WILL THE PLAN END?

      The Plan will, unless sooner terminated by the Board of Directors of the Company, continue in effect until the earlier of (i) such date as may be fixed by the Board of Directors, or (ii) the date on which all shares authorized for issuance under the Plan shall have been purchased.

4.    WHO IS ELIGIBLE TO PARTICIPATE?

      All employees who were eligible to participate in either the LILCO Employee Stock Purchase Plan (the "LILCO Plan") or the KeySpan Discount Stock Purchase Plan for Employees (the "KeySpan Plan") are eligible to participate in the Plan. All other employees of the Company or its wholly-owned subsidiaries (or similar entities) are eligible to participate in the Plan, with these exceptions:

      A. Employees who have not been on the payroll for at least three months as of the beginning of a Purchase Period (as such term is defined in the answer to Question 7 hereof).

      B.    Employees regularly employed less than 20 hours per week.

     C. Employees who customarily are employed less than five months in any calendar year.

     D. Directors who are not also employees of the Company within the meaning of A, B, or C above.

     E. Employees of the Company's wholly-owned subsidiaries (or similar entities) which subsidiaries (or similar entities) have not been approved by the Company as eligible to participate in the Plan.

5.    HOW DOES AN ELIGIBLE EMPLOYEE PARTICIPATE?

      All employees who are existing participants in either the LILCO Plan or the KeySpan Plan will automatically be participants in the Plan and need do nothing to continue such participation. Any employee who wishes to change his or her participation in any way, however, must contact Investor Relations.

      To participate, an employee fills out a Payroll Deduction Authorization, Change or Cancellation Form (the "Form") and sends it to Investor Relations. The Form may be obtained from Investor Relations. In completing the Form, the employee must indicate how the account will be designated (individually, jointly with the employee's spouse or as directed by the employee).

6.    WHO ADMINISTERS THE PLAN?

      For an interim period commencing on June 1, 1998, the Plan will be administered by full-time employees of the Company, who receive no additional compensation for the services they render to Plan participants, AND/OR The First Chicago Trust Company of New York. Thereafter, commencing on or before September 1, 1998, the Plan will be administered by The Bank of New York (each of the foregoing employees or entities are hereinafter collectively referred to as the "Plan Administrator").

     The Plan Administrator is responsible for, among other things, maintaining records, sending statements of account to participants and performing other clerical and ministerial duties relating to the Plan. Inquiries relating to the Plan may be made during regular business hours, eastern standard time, to Investor Relations, MarketSpan Corporation, 175 East Old Country Road, Hicksville, New York, telephone number (516) 545-4914 or (718) 403-3196, or (after September 1, 1998) to The Bank of New York, c/o Dividend Reinvestment Department, P.O. Box 1958, Newark, New Jersey 07101-9774, telephone number (800) 482-3638.

      Shares of Common Stock purchased and held for participants under the Plan will be registered in the name of a nominee(s) for participants in the Plan. Should it ever become necessary or desirable to replace the Plan Administrator, a successor(s) would be appointed.

7.    HOW MUCH CAN AN EMPLOYEE INVEST?

      The maximum amount that can be invested depends upon the employee's basic rate of pay at the beginning of a Purchase Period. The Purchase Period is any one calendar month during which funds may be accumulated in the participant's account towards the purchase of Common Stock. The initial Purchase Period for former eligible LILCO employees shall be the period from March 1, 1998 to June 30, 1998.

      IN EACH PURCHASE PERIOD, AN EMPLOYEE CAN INVEST NO MORE THAN AN AMOUNT EQUAL TO 20% OF HIS/HER BASIC PAY DURING SUCH PURCHASE PERIOD. To determine basic pay, hourly paid employees should multiply their base hourly rate by 40 hours and weekly and monthly employees should use their base salary. Overtime, standby time, call out time and non-base items may not be included in these calculations.

      If an employee's investment, whether by payroll deduction or special payment, exceeds 20% of his/her base pay during a Purchase Period, the excess will be refunded to the employee as soon as practicable or, if the employee so elects, used in the next Purchase Period.

8.    ARE THERE ANY OTHER LIMITATIONS ON THE AMOUNT AN EMPLOYEE MAY INVEST?

      Yes. An employee may neither purchase shares during a calendar year having an aggregate price in excess of $25,000 nor may any employee purchase shares if the purchase would cause him/her to own 5% or more of the total combined voting power or value of all shares of stock of the Company.

      Subject to all the above limitations, the number of shares an employee can buy in a Purchase Period depends upon the amount of money accumulated in his/her account and the price of the shares, as explained in the answers to Questions 7 and 11. Each participant's account will be credited with that number of shares, including fractional shares computed to three decimal places, equal to the total amount to be invested divided by the Purchase Price, as such term is defined in the answer to Question 11.

9.    HOW DOES THE PAYROLL DEDUCTION METHOD OPERATE?

      Payroll deduction for the purchase of shares must be authorized by the employee on the Form provided by Investor Relations. The total amount to be deducted cannot exceed the 20% limit described in the answer to Question 7. Here are the operating rules on deduction amounts, including simple ways to compute the maximum deductions:

      A.    EMPLOYEES PAID WEEKLY ON AN HOURLY RATE:

            The MINIMUM deduction is $5.00 per week. The employee may authorize any amount as his/her weekly payroll deduction from the

            $5.00 minimum up to the computed maximum amounts as explained in the answer to Question 7. This maximum can be arrived at by multiplying the hourly rate by 8 (Hourly rate x 40 hours x 20%).

      B.    EMPLOYEES PAID ON A WEEKLY RATE:

            The MINIMUM deduction is $5.00 per week. The MAXIMUM deduction is the base weekly salary earned at the beginning of the Purchase Period multiplied by 20%. The authorized weekly deduction may then be any amount from $5.00 to the maximum amount as explained in the answer to Question 7.

      C.    EMPLOYEES PAID MONTHLY:

            The MINIMUM deduction is $20.00. The MAXIMUM deduction is the base monthly pay rate multiplied by 20%. The authorized monthly deduction may then be any amount from the $20.00 minimum to the maximum amount as explained in the answer to Question 7.

     Deductions, and any deduction changes, start with the first full Purchase Period after the receipt of a completed Form by Investor Relations. An employee may stop making contributions to the Plan at any time. (See Question 20.)

     ALL EMPLOYEES WHO ARE EXISTING PARTICIPANTS IN THE LILCO PLAN MAY CONTINUE TO MAKE SPECIAL PAYMENTS IN ADDITION TO, OR IN LIEU OF, REGULAR PAYROLL DEDUCTIONS UNTIL SEPTEMBER 1, 1998. Special payments may be made in cash or by check payable to the Company and delivered to Investor Relations. The special payments must be in amounts not less than $100.00 and accompanied by a completed Form which must be received by Investor Relations no later than 10:00 a.m. eastern standard time on the day prior to the Pricing Date. (See Question 11.) Investor Relations will send receipts for such special payments to participants.

10.   WHAT IS THE SOURCE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

      Shares of Common Stock purchased under the Plan will, at the Company's discretion, be purchased either (i) directly from the Company, in which event such shares will be either (a) authorized but unissued shares or (b) Treasury Shares, or (ii) on the open market, or (iii) both (i) and (ii).

11.   WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER THE PLAN?

     The price of shares of Common Stock purchased directly from the Company will be 95% of the average of high and low sales prices ("Purchase Price") for such shares on the New York Stock Exchange on the first business day of each month ("Pricing Date"), or the next succeeding business day on which shares are traded if no shares are traded on the first business day of the month. The shares will be issued within 10 days of the Pricing Date.

      In the case of purchases of Common Stock on the open market, the purchase price of shares of Common Stock purchased under the Plan will be 95% of the weighted average purchase price (including brokerage commissions and any other costs of purchase) of all shares purchased for the relevant Pricing Date.

12. HOW WILL A PARTICIPATING EMPLOYEE BE NOTIFIED OF HIS/HER PURCHASE OF SHARES?

      Each participant in the Plan will receive a statement of his/her account for all shares purchased.

       THIS STATEMENT WILL BE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF HIS/HER PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX AND OTHER PURPOSES.

      In addition, each participant will receive a Prospectus relating to the Plan and, if applicable, copies of the communications sent to every other holder of shares of Common Stock, such as the Company's interim reports, annual report, notice of annual meeting and proxy statement, and any income tax information for reporting dividends paid.

13.   WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED?

      The number of shares credited to a participant's account under the Plan will be shown on his/her monthly statement. Accordingly, certificates for shares purchased under the Plan will not be issued to participants unless requested.

      Certificates for any number of whole shares credited to a participant's account under the Plan will be issued upon the written request by the employee on the Form provided by the Plan Administrator. The issuance of such certificates will not terminate participation in the Plan. Any such request should be mailed to the Plan Administrator. Any remaining whole shares and fractional shares will continue to be credited to the participant's account.

      If an employee desires to terminate all participation in the Plan, certificates for whole shares credited to his/her account under the Plan will be issued and a cash payment will be made for any fractional shares credited to such account, or the employee may transfer some or all shares to the Company's Investor Program. Upon withdrawal from the Plan, the participant may request that some or all of the shares, both whole and fractional, credited to his/her account in the Plan be sold. If he/she requests such sale, the sale will be made at the market price, less commissions, as soon as practicable after receipt of the request. Unless otherwise directed, shares held in an employee's account will be sold on a "first in, first out" basis.

      A participant desiring to sell shares, including shares acquired under prior plans, should specify the appropriate shares in his/her request. The participant will receive the proceeds of the sale less any related brokerage commissions, transfer taxes and service charges.

      Shares credited to the account of a participant under the Plan may not be pledged as collateral. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his/her name. Certificates for fractions of shares will not be issued under any circumstances.

14.   IN WHOSE NAME MAY SHARES BE ISSUED?

      Share certificates may be issued in the name of the employee purchasing them, jointly in the name of the employee and spouse, or as directed by the employee.

15.   HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

      Each participant will receive a proxy card indicating shares accrued to his/her account under the Plan.

      If a proxy card is returned properly signed and marked for voting, all shares covered by the proxy will be voted as marked.

      If a proxy card is returned properly signed but without indicating instructions as to the manner shares are to be voted with respect to any item thereon, all of the participant's shares credited to his/her account under the Plan will be voted in accordance with the recommendations of the Board of Directors. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, none of the shares in respect of which such proxy card was furnished will be voted.

16. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON THE FRACTIONAL SHARES HELD IN THE PLAN?

     Yes. Dividends with respect to fractions, as well as whole shares, will be credited to a participant's account.

17.   HOW WILL FUNDS RECEIVED BY THE COMPANY THROUGH THE SALE OF STOCK BE USED?

      All funds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes, or for the purchase of shares on the open market.

18.   HOW MAY EMPLOYEES SELL THEIR PLAN SHARES?

     For an interim period commencing June 1, 1998, former eligible participants in the KeySpan Plan and the LILCO Plan should contact First Chicago and The Bank of New York, respectively, for instructions regarding the sale of shares under the Plan.

     Commencing on or before September 1, 1998, employees may instruct the Plan Administrator to sell any or all of their Plan shares at any time by completing and signing the appropriate instruction form. The instruction form is a tear-off stub located at the bottom of the employee's account statement. The employee should indicate on the form the number of shares to be sold. THE FORM MUST BE SIGNED BY ALL ACCOUNT OWNERS. The completed form must then be mailed back to the Plan Administrator for processing. The employee may also call the Plan Administrator's toll-free number to obtain a "PIN" number which will allow him/her to sell Plan shares over the telephone. All Plan shares may be sold using either method. Shares held outside the Plan may not be sold through the Plan.

19.   HOW IS THE SALE PRICE OF PLAN SHARES DETERMINED?

     For an interim period commencing June 1, 1998, former eligible participants in the KeySpan Plan and the LILCO Plan should contact First Chicago and The Bank of New York, respectively, for instructions regarding the sale of shares under the Plan.

     Commencing on or before September 1, 1998, the Plan Administrator will aggregate all requests to sell shares and then sell the total share amount on the open market through BNY ESI & Co. ("BNY ESI"), a full-service brokerage firm and wholly-owned subsidiary of The Bank of New York Company, Inc. Shares are sold at least weekly, and depending on volume, as frequently as daily. BNY ESI will make every reasonable effort to process all sales orders on the day the orders are received, provided that instructions are received before 1:00 p.m. eastern standard time on a business day during which BNY ESI and the New York Stock Exchange are open. The sales price will not be known until the sale is completed and is based on the weighted average of all shares sold during the selling period, adjusted to exclude brokerage commissions. Following the sale and allowing for the settlement of the trade under SEC rules, typically three business days, a check will be issued payable to the account owner(s) for the net cash proceeds of the sale after brokerage commissions are deducted. The Plan Administrator has full discretion in all matters related to the sale, including the time of sale and sales price. Employees cannot specify a price or a time at which to sell their Plan shares.

      EMPLOYEES SHOULD BE AWARE THAT THE COMMON STOCK PRICE MAY RISE OR FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR AND THE ULTIMATE SALE ON THE OPEN MARKET. INSTRUCTIONS SENT TO THE PLAN ADMINISTRATOR TO SELL SHARES ARE IRREVOCABLE AND MAY NOT BE RESCINDED.

20.   WHEN MAY AN EMPLOYEE STOP MAKING CONTRIBUTIONS TO THE PLAN?

      An employee may stop making contributions to the Plan at any time by completing a Form and submitting it to Investor Relations. The cash balance in the employee's account will be repaid as soon as practicable after the Form is received.

      An employee may resume making contributions to the Plan at a later Purchase Period.

21.   CAN AN EMPLOYEE'S RIGHT TO PURCHASE SHARES BE TRANSFERRED?

      The right to purchase Company shares under the Plan may not be sold, pledged, assigned or transferred in any manner.

22.   WHAT HAPPENS WHEN AN EMPLOYEE LEAVES THE COMPANY?

      When an employee leaves the employ of the Company, in case of retirement, disability, discharge, death or otherwise, the employee's participation in the Plan ceases and the account's cash balance will be paid to the employee or his/her legal representative(s). The employee or his/her legal representative(s) may request that some or all of the shares, both whole and fractional, (a) be transferred to the Company's Investor Program; (b) be sold; or (c) be issued in certificate form for all whole shares and cash for any fractional shares. If such sale is requested, the sale will be made at the market price, less brokerage commissions.

23.   WHAT FEDERAL TAXES MUST BE PAID ON SHARES PURCHASED THROUGH THE PLAN?

      An employee must pay taxes on dividends paid on shares purchased through the Plan. When a share is sold, Federal income tax is owed on the difference between the selling price and the purchase price, if positive. All or a portion of an employee's gain, representing the discount between the market price and the Purchase Price, will be ordinary income, and, depending on the holding period of the shares sold, the balance, if any, will be ordinary income or capital gain. For some taxpayers, depending on the holding period, capital gains are currently taxed at rates lower than that for ordinary income and may be treated differently for other tax purposes.

      In general, dividends paid under the Plan may be subject to a 31% withholding tax if the taxpayer fails to provide the Company with his/her taxpayer identification number or to report properly interest and dividend income on his/her tax return.

                          DISPOSITION OTHER THAN SALE

      If an employee makes a gift of some shares or owns shares at death, special tax rules apply. Information on these rules will be furnished upon request.

     TAX CONSEQUENCES WILL VARY DEPENDING ON THE TAXPAYER, AND SPECIFIC TAX QUESTIONS SHOULD BE DISCUSSED BY EACH PARTICIPANT WITH HIS OR HER OWN TAX ADVISOR.

24.   MAY THE PLAN BE CHANGED OR DISCONTINUED?

      The Board of Directors of the Company may suspend or terminate the Plan at any time. The Board may also modify the Plan, except that it cannot decrease the Purchase Price of the shares, increase the maximum number of shares an employee may purchase, increase the total number of shares available under the Plan, or change the eligibility requirements for employees wishing to participate. The total number of shares available under the Plan may be increased and other changes may be made, however, as a result of action taken by the shareholders of the Company entitled to vote thereon.

25.   WHO MAKES FINAL DETERMINATIONS UNDER THE PLAN?

     The Chief Financial Officer, Treasurer or any other officer designated by the Board of Directors of the Company shall decide all questions arising under the Plan, unless any such determination is reserved to the Board of Directors.

26. ARE THERE ANY EXPENSES TO EMPLOYEES IN CONNECTION WITH PURCHASES MADE UNDER THE PLAN?

      In the case of a purchase of Common Stock on the open market, or in the event of the sale or transfer of stock purchased under the Plan, brokerage commissions, taxes and service charges will be paid by the employee. All other administrative costs and fees are paid by the Company.

27.   WHAT HAPPENS IN THE EVENT OF A STOCK DIVIDEND OR A STOCK SPLIT?

      Any stock dividend or split shares distributed by the Company on shares held in the Plan, including fractional shares, will be credited to the participant's account. Stock dividends or split shares distributed on shares held by the shareholder will be made directly to the shareholder in the same manner as to shareholders who are not participating in the Plan.

28. IF THE COMPANY HAS A COMMON STOCK RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE HANDLED?

      No preemptive rights attach to the Common Stock of the Company. If the Company should, nevertheless, determine to offer securities through the issuance of rights to subscribe, warrants representing the rights on all Plan shares registered in the name of a nominee of the Company will be issued. The Company will sell such rights, credit each participant's account in proportion to the whole and fractional shares held therein on the record date for such rights, and apply the proceeds to the purchase of additional shares of the Company's Common Stock. Any participant who wishes to exercise stock purchase rights on his/her Plan shares must request, prior to the record date for any such rights, that the Company forward to him/her a certificate for whole shares as provided in the answer to Question 13.

      Warrants representing rights on shares registered in a participant's name will be mailed directly in the same manner as to the shareholders not participating in the Plan

29.  WHO BEARS THE RISK OF MARKET  PRICE  FLUCTUATION  IN THE  COMPANY'S  COMMON
STOCK?

      A participant bears the market risk with respect to all of his/her shares whether held in his/her Plan account or held directly.

     The Common Stock offered hereby will be sold at a discount from the market price. (See Question 11.) The price received by the Company for the shares offered hereby is subject, among other items, to market conditions at the date the price of the shares is determined. Therefore, the shares may be sold at a price below underlying book value or at a price equal to, or in excess of, book value.

      The Company does not believe that the sale of the stock pursuant to the Plan, which shares may from time to time sell at a discount to book value, will have any material effect on its business, financial capabilities and planned construction projects.

30. ARE THERE ANY RESTRICTIONS ON THE RESALE OF COMMON STOCK DISTRIBUTED UNDER THE PLAN?

      All or any part of the shares obtained under the Plan may be sold publicly from time to time by employees who are not "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Securities Act") without restriction. "Affiliates" may generally sell shares purchased under the Plan only by compliance with the applicable requirements of Rule 144 under the Securities Act, other than the holding period requirement of the Rule, or pursuant to a re-offering prospectus if one is filed by the Company and becomes effective under the Securities Act. An "affiliate" is a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company.

31. IS THE PLAN SUBJECT TO THE PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA")?

      No.  The Plan is not subject to ERISA.

32.   WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

MAIL:

      All correspondence concerning the Plan should be addressed to the Company and, on or after September 1, 1998, to:


                        The Bank of New York
                        c/o Dividend Reinvestment Department
                        P.O. Box 1958
                        Newark, New Jersey  07101-9774

Please include a reference to MarketSpan Corporation in all correspondence.

      Participants may also contact the Plan Administrator as follows:

TELEPHONE:


            MarketSpan Corporation Investor Relations:     (516) 545-4914
                                                                 or
                                                           (718) 403-3196

            First Chicago (until September 1, 1998):       (800) 633-9394

            The Bank of New York:                          (800) 482-3638

          Customer Service Representatives are available: 8:00 a.m. - 6:00 p.m., eastern standard time, each business day.

            Interactive Voice Response:                    (800) 482-3638.

INTERNET:

      The Bank of New York's Internet address is: "http://stock.bankofny.com"

                          DESCRIPTION OF COMMON STOCK

     GENERAL: The Company is presently authorized under its Certificate of Incorporation to issue 450,000,000 shares of Common Stock, par value $0.01 per share.

     DIVIDENDS: Any dividends paid on shares of Common Stock will be paid in each quarterly period on the first day of February, May, August and November.

      Although the Company contemplates the payment of dividends, the payment of future dividends is dependent upon, among other factors, action by the Company's Board of Directors, the Company's financial condition, future earnings and the availability of cash.

      DIVIDEND LIMITATIONS: No dividends may be declared on Common Stock unless all past and current dividends on outstanding Preferred Stock have been paid or declared and set apart for payment.

      VOTING RIGHTS: Ordinarily, the holders of the Company's Common Stock have sole voting power to elect the Company's Directors. The Company's Certificate of Incorporation provides, however, that the Board of Directors may, from time to time, determine the extent of the voting rights, if any, of the shares of each series of Preferred Stock and determine whether the shares of any such series having voting rights shall have multiple votes per share.

      PREEMPTIVE RIGHTS: Holders of the Company's Common Stock do not have preemptive rights to purchase additional shares of Common Stock or securities convertible into such shares.

      OTHER RIGHTS: In the event of liquidation, the holders of the Common Stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding Preferred Stock. The outstanding shares of Common Stock are, and the additional shares of Common Stock which may be offered hereby upon issuance will be, fully paid and nonassessable.

      The number, designation, relative rights, preferences and limitations of the shares of the Preferred Stock, if any, and of the Common Stock of the Company are stated in full in the Company's Certificate of Incorporation.

      LISTING: The outstanding shares of Common Stock and the additional Common Stock offered hereby are listed on the New York Stock Exchange and the Pacific Stock Exchange.

     TRANSFER AGENT AND REGISTRAR: The transfer agent and registrar for the Common Stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.

                                   LEGALITY

      The legality of the Common Stock offered hereby has been passed upon for the Company by Leonard P. Novello, Senior Vice President and General Counsel. As of the date of the closing of the transactions involving LILCO and one or both of LIPA and KeySpan, Mr. Novello owned approximately 7,509 shares of Common Stock.

                                    EXPERTS

      The financial statements of (i) LILCO appearing in its Annual Report on Form 10-K/A for the year ended December 31, 1996, incorporated herein by reference, and (ii) KeySpan appearing in its Annual Report on Form 10-K for the year ended September 30, 1997, incorporated herein by reference, have been audited by Ernst & Young LLP and Arthur Andersen LLP, respectively, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

      None of the experts referred to herein as having prepared or certified any part of the Registration Statement were employed on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had or has a substantial interest in the registrant or any of its subsidiaries as a promoter, underwriter, voting trustee, Director, Officer or employee except Mr. Novello. Mr. Novello is an indemnitee of the Company, being a party to an Indemnification Agreement. Under the provisions of that agreement, Mr. Novello is indemnified for any losses associated with rendering the legality opinion to the extent permitted under the New York Business Corporation Law (the "BCL").

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 721-726 of Article 7 of the BCL provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.
Section 723 provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The Company has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

      Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The Company's Certificate of Incorporation eliminates personal liability of Directors to the extent permitted by New York law.

      The Company's Certificate of Incorporation provides generally that the Company shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The
Company's Certificate of Incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

------------------------------------------------------------------------------
------------------------------------------------------------------------------


      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE PLAN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION WITH RESPECT TO THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS
                                                          PAGE
                  Available Information..............2
                  Incorporation of Certain
                     Documents by Reference..........2
                  Description of the Plan............4
                  Description of Common Stock.......15
                  Legality..........................16
                  Experts...........................16
                  Indemnification of Directors
                     and Officers. . . . . . . . . .16


                            MARKETSPAN CORPORATION
                             --------------------
                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                             --------------------

                                750,000 Shares
                                of Common Stock
                               ($0.01 Par Value)
                             --------------------
                                  PROSPECTUS
                             --------------------

                                 May 28, 1998

------------------------------------------------------------------------------


------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                      ----------------------------------

Item 7.     Exemption from Registration Claimed.Not Applicable.

Item 8.     List of Exhibits.  (See "Exhibit Index")

Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each report filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in this prospectus and furnished pursuant to the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HICKSVILLE, IN THE TOWN OF OYSTER BAY AND THE STATE OF NEW YORK, ON THE 28TH DAY OF MAY, 1998.

                                                MARKETSPAN CORPORATION


                                                By   /S/ CRAIG G. MATTHEWS
                                                ----------------------------
                                                     CRAIG G. MATTHEWS
                                                     (Executive Vice President,
                                                     Chief Financial Officer)

      PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

      SIGNATURES              TITLE                         DATE
                                                         -
    WILLIAM J. CATACOSINOS Principal Executive Office    |
    ---------------------- and Director                  |
   *WILLIAM J. CATACOSINOS                               |
(Chairman of the Board, Chief                            |
 Executive Officer)                                      |
                                                         |
                                                         |
                           Principal Financial Office    |
    CRAIG G. MATTHEWS                                    |
    (Executive Vice President,                           |
    Chief Financial Officer)                             |
                                                         |
                                                         |
                           Principal Accounting Offic    |
    JOSEPH E. FONTANA                                    |
    (Vice President,                                     |      May 28, 1998
    Chief Accounting Office                              |
    and Controller)                                      |
                                                         |
WILLIAM J. CATACOSINOS*,   *Directors                    |
ROBERT B. CATELL                                         |
                                                         |
                                                         |
     By   /s/ CRAIG G. MATTHEWS                          |
     ---------------------------                         |
          *CRAIG G. MATTHEWS                             |
          (Attorney-in-fact for each                     |
          of the persons indicated)                      |
                                                         -



                         By:  /s/ CRAIG G. MATTHEWS
                         --------------------------
                           CRAIG G. MATTHEWS (On behalf of
                           the issuer, individually, and as an
                           officer and as attorney-in-fact
                           for each of the persons indicated)

     ORIGINAL POWERS OF ATTORNEY, AUTHORIZING CRAIG G. MATTHEWS AND KATHLEEN A. MARION AND EACH OF THEM, TO SIGN THE REGISTRATION STATEMENT AND ANY AMENDMENTS THERETO, AS ATTORNEY-IN-FACT FOR THE DIRECTORS AND OFFICERS OF THE COMPANY, AND A CERTIFIED COPY OF THE RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY AUTHORIZING SAID PERSONS AND EACH OF THEM TO SIGN THE REGISTRATION STATEMENT AND AMENDMENTS THERETO AS ATTORNEY-IN-FACT FOR ANY OFFICERS SIGNING ON BEHALF OF THE COMPANY, ARE BEING FILED OR WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 EXHIBIT INDEX

Exhibits listed below which have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, and which were filed as noted below, are hereby incorporated by reference and made a part of this report with the same effect as if filed herewith.

4(a) Certificate of  Incorporation  of BL Holding Corp., now known as MarketSpan
     Corporation, dated April 15, 1998 and Amendment to Certificate of Incorporation of the Company dated May 21, 1998 (filed May 26, 1998 as
     Exhibit 1 to the Company's Form 8-A12b)

4(b) By-laws of the Company  (filed May 26,  1998 as Exhibit 2 to the  Company's
     Form 8-A12b)

*5 Opinion of Leonard P. Novello, Senior Vice President and General Counsel of the Company, with respect to the legality of the securities being registered.

*15  Letter re unaudited interim financial information.

*23(a) Consent of Ernst & Young LLP, Independent Auditors.

*23(b) Consent of Arthur Andersen LLP, Independent Auditors.

*24(a) Powers of Attorney  executed by the Directors of the Company.

*24(b) Certificate as to Corporate Power of Attorney.


------------------
*Filed Herewith



                                     EI-1